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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Viad Corp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Viad Tower
Phoenix, Arizona 85004

Robert H. Bohannon
 Chairman, President and
Chief Executive Officer

March 31, 2004

Dear Stockholder:

        Our 2004 Annual Meeting of Stockholders will be held on Tuesday, May 11, at 9:00 a.m., in the Ballroom of The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona. The meeting will begin promptly at 9:00 a.m., so please plan to arrive early.

        The formal notice of the meeting is on the next page. No admission tickets or other credentials will be required for attendance at the meeting. You may use the hotel's free valet parking.

        Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of the Corporation and for a discussion of the business to be considered at the meeting as explained in the notice and proxy statement.

        Your vote is important. Whether you plan to attend or not, please sign, date, and return the enclosed proxy card in the envelope provided, or you may access the automated telephone voting feature which is described on your proxy card. If you plan to attend the meeting, you may vote in person.

                      Sincerely,

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

March 31, 2004

To Viad Common Stockholders:

        We will hold the Annual Meeting of Stockholders of Viad, a Delaware corporation, in the Ballroom of The Ritz-Carlton Phoenix, 2401 East Camelback Road, Phoenix, Arizona, on Tuesday, May 11, 2004, at 9:00 a.m., Mountain Standard Time. The purpose of the meeting is to:

  1.
  Elect four directors;

  2.
  Approve amendment of the 1997 Viad Corp Omnibus Incentive Plan;

  3.
  Consider and vote upon a proposal to amend Viad's Restated Certificate of Incorporation to effect a reverse stock split after completion of the spin-off of MoneyGram International, Inc.;

  4.
  Ratify and approve the appointment of Deloitte & Touche LLP as our independent auditors for 2004; and

  5.
  Consider any other matters which may properly come before the meeting and any adjournments.

        Only stockholders of record of common stock at the close of business March 12, 2004, are entitled to receive this notice and to vote at the meeting. A list of stockholders entitled to vote will be available at the meeting for examination by any stockholder for any proper purpose. The list will also be available on the same basis for ten days prior to the meeting at our offices at 1850 North Central Avenue, Phoenix, Arizona.

        Our 2003 Annual Report, including financial statements, is included with your proxy materials.

        To assure your representation at the meeting, please access the automated telephone voting feature described on the proxy card, or vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States, if you choose to mail your proxy. Your proxy is being solicited by the Board of Directors.

                      By Order of the Board of Directors

                      SCOTT E. SAYRE
                       Vice President-General Counsel and Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

VIAD CORP
1850 North Central Avenue
Phoenix, Arizona 85004

ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT

Annual Meeting	Tuesday, May 11, 2004 9:00 a.m., Mountain Standard Time	The Ritz-Carlton Phoenix 2401 East Camelback Road, Ballroom Phoenix, Arizona
Agenda	1.	Elect four directors.
	2.	Approve amendment of the 1997 Viad Corp Omnibus Incentive Plan.
	3.	Consider and vote upon a proposal to amend Viad's Restated Certificate of Incorporation to effect a reverse stock split after completion of the spin-off of MoneyGram International, Inc.
	4.	Ratify and approve the appointment of Deloitte & Touche LLP as our independent auditors for 2004.
	5.	Any other proper business.
Proxies Solicited By	The Board of Directors of Viad.
First Mailing Date	We anticipate mailing the proxy statement on March 31, 2004.
Record Date	March 12, 2004. On the record date, we had 88,570,202 shares of our common stock outstanding.
Voting
If you were a holder of common stock on the record date, you may vote at the meeting. Each share held by you is entitled to one vote. You can vote in person at the meeting, or by automated telephone voting or by proxy.
Proxies
We will vote signed returned proxies "FOR" the Board's director nominees, "FOR" approval of amendment of the 1997 Omnibus Incentive Plan, "FOR" amendment of Viad's Restated Certificate of Incorporation to effect a reverse stock split, and "FOR" the appointment of Deloitte & Touche LLP as our independent auditors for 2004, unless you vote differently on the proxy card. The proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a director, proxy holders will vote for a person whom they believe will carry on our present policies.
Revoking Your Proxy	You may revoke your proxy before it is voted at the meeting. To revoke your proxy, follow the procedures listed under "Voting Procedures/Revoking Your Proxy."
Your Comments	Your comments about any aspects of our business are welcome. Although we may not respond on an individual basis, your comments receive consideration and help us measure your satisfaction.

Prompt return of your proxy will help reduce the costs of resolicitation.

PLEASE VOTE — YOUR VOTE IS IMPORTANT

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

        The Board of Directors of Viad consists of ten persons divided into three classes or groups. The term of one class of directors expires at each annual meeting, and persons are elected to that class for terms of three years. Four directors are to be elected at this year's annual meeting.

Director Nominees

        The Board of Directors has nominated Ms. Linda Johnson Rice and Messrs. Jess Hay, Albert M. Teplin and Timothy R. Wallace for election at the annual meeting. These nominees are currently members of the Board of Directors and, if elected, have agreed to serve another term, which will expire in 2007. Information about the director nominees is presented below:

Jess Hay	Chairman of the Texas Foundation for Higher Education since 1987, which is a non-profit organization promoting higher education in the State of Texas. He retired in 1994 as the Chairman and Chief Executive Officer of Lomas Financial Group, which was a financial services business. He is also a director of SBC Communications Inc. and Trinity Industries, Inc. Age 73. Director since 1981.
Linda Johnson Rice
President and Chief Executive Officer, and a director, of Johnson Publishing Company, Inc., publisher of Ebony and Jet magazines, a position that she has held since 2002, and prior thereto from 1987 to 2002 was President and Chief Operating Officer of the company. She is also a director of Bausch & Lomb Inc., Kimberly-Clark Corporation and Omnicom Group Inc. Age 46. Director since 1992.
Albert M. Teplin
Economist and a consultant to the Board of Governors of the Federal Reserve System, the U.S. Department of Commerce and the International Monetary Fund since November 2003, and to businesses and governments. He served as Senior Economist for the Board of Governors of the Federal Reserve System from 2001 to October 2003 and was Chief of the Flow of Funds Section of the Board of Governors of the Federal Reserve System from 1989 to 2001. Age 58. Director since February 2003.
Timothy R. Wallace
Chairman, President and Chief Executive Officer of Trinity Industries, Inc., a diversified manufacturer of railcars, barges, highway safety products and various other industrial equipment, a position he has held since 1999. He was Chief Operating Officer of Trinity Industries, Inc. from 1996 through 1998. Age 50. Director since 1996.

The Board of Directors recommends that you vote "FOR" these nominees.

Directors Continuing in Office

        Information about the six directors continuing in office until expiration of their designated terms is presented below:

For Terms Expiring at the 2005 Annual Meeting:

Judith K. Hofer	Consultant to May Department Stores Company, a position she has held since 2002. She formerly served as the President and Chief Executive Officer of May Merchandising/MDSI, a May Department Stores Company, from 2000 to 2002, and as President and Chief Executive Officer of Filene's, a division of the May Department Stores Company, from 1996 to 2000. She is also a director of Ashworth, Inc., a golf apparel manufacturer. Age 64. Director since 1984.
Robert C. Krueger
Public speaker and former U.S. Congressman, U.S. Ambassador, U.S. Senator and university professor. He has acted as a consultant for third party businesses interested in international trade and U.S. government policy since 2000. He was a Visiting Research Fellow at Merton College, Oxford University in 2000, and prior thereto was U.S. Ambassador to Botswana from 1994 to 1996 and Special Representative to the Secretary of State to Southern Africa from 1996 to 1999. Age 68. Director since 2002.
Jack F. Reichert
Retired Chairman of the Board of Brunswick Corporation, a leader in marine power, pleasure boating and recreation products and services, from which he retired in 1995. He is also a director of the Bowling Museum & Hall of Fame, and a trustee of Carroll College. Age 73. Director since 1984.

For Terms Expiring at the 2006 Annual Meeting:

Robert H. Bohannon	Chairman, President and Chief Executive Officer of Viad, positions he has held since 1997. From 1996 to 1997, he was President and Chief Operating Officer of Viad. Age 59. Director since 1996.
Donald E. Kiernan
Retired Senior Executive Vice President and Chief Financial Officer of SBC Communications Inc., a leader in telephone, wireless and data communication services. He served as Chief Financial Officer of SBC Communications Inc. from 1993 until his retirement in 2001. He is also a director of Health Management Associates, Inc., Horace Mann Educators Corporation, LaBranche & Co Inc., and Seagate Technology LLC. Age 63. Director since 2001.
Douglas L. Rock
Chairman of the Board of Directors, a position that he has held since 1991, and Chief Executive Officer, a position he has held since 1989, of Smith International, Inc., a worldwide supplier of products and services to the oil and gas exploration and production industry. He is also a director of CE Franklin Ltd., a Canadian supplier of products and services to the energy industry. Age 57. Director since 1996.

ANTICIPATED SPIN-OFF AND CHANGES TO BOARD OF DIRECTORS

        At the time of the mailing of this proxy statement, we anticipate that MoneyGram International, Inc. will be separated from Viad by means of a tax-free spin-off transaction during the second quarter of 2004. MoneyGram International, Inc. is a newly formed subsidiary of Viad that will hold its payment services businesses currently conducted by Travelers Express Company, Inc. The spin-off is subject to a number of conditions, and we cannot give assurances that the spin-off will occur.

        After the spin-off is consummated, Ms. Hofer and Messrs. Bohannon, Hay and Reichert will continue as members of the Board and the other Directors will resign from our Board to take a position as a member of the Board of Directors of MoneyGram International, Inc. Additional details regarding the spin-off can be found in the preliminary registration statement on Form 10 (File No. 1-31950), including a form of Information Statement, filed on December 29, 2003 with the SEC by MoneyGram International, Inc., a copy of which is available for review on Viad's website at www.viad.com.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

        In accordance with applicable law and the Bylaws of Viad, the business and affairs of Viad are managed under the direction of our Board of Directors. In February 2003, the Board documented governance practices to be followed by Viad by adopting Corporate Governance Guidelines. The Guidelines set forth the practices the Board will follow with respect to the duties of the Board of Directors, Board operations and committee matters, director qualifications and selection process, director compensation, director orientation and continuing education, chief executive officer evaluation, management succession, and annual Board evaluation. The Guidelines are available for review on Viad's website at www.viad.com/governance.htm.

Board Meetings and Annual Stockholder Meeting

        The Board of Directors held four regular and six special meetings during 2003. Each director attended at least 88% of his or her Board and committee meetings. All directors were in attendance at the 2003 annual meeting of stockholders, except one director, who missed his first annual meeting since election. Under Viad's Corporate Governance Guidelines, each Director is expected to attend the annual meeting of stockholders and Board meetings and meetings of committees on which they serve.

Board Committees

        The Board has established certain standing committees to assist in fulfilling its responsibilities. Each committee of the Board reports regularly to the full Board and annually evaluates its performance. The committees meet periodically during the year, usually in conjunction with regular meetings of the Board. Each committee has a written charter available for review on Viad's website at www.viad.com/governance.htm. The committees established by the Board and their particular areas of responsibility, and other related information, are described below.

  •
  Executive Committee.  The Executive Committee exercises all the powers of the Board when the Board is not in session, except as limited by law and by resolutions of the Board. The Committee held eight meetings during 2003. Current members: Mr. Reichert, (Chairman); Ms. Hofer; and Messrs. Bohannon, Hay and Rock.

  •
  Corporate Governance and Nominating Committee.  The Corporate Governance and Nominating Committee is responsible for proposing a slate of directors for election by the stockholders at each annual meeting and for proposing candidates to fill any vacancies on the Board. The Committee also is responsible for an assessment of the Board's performance to be discussed with the full Board annually, and for review of, and from time to time for proposal of changes to, Viad's Corporate Governance Guidelines and the compensation and benefits of nonemployee directors. In connection with these responsibilities, the Committee has sole authority to retain and terminate any search firm or compensation consultant to identify director candidates or to assist in the evaluation of director compensation. The Committee held five meetings during 2003. Current members: Ms. Johnson Rice (Chairman), and Messrs. Hay, Krueger and Wallace.

  •
  Audit Committee.  The Audit Committee recommends to the Board appointment of our independent auditors and assists the Board in monitoring the quality and integrity of the financial statements of Viad, the compliance by Viad with legal and regulatory requirements, and the independence and performance of Viad's internal and external independent auditors. The Committee conducts regularly scheduled executive sessions with Viad management and with Viad's independent auditors. The Committee also has sole authority to appoint or replace Viad's independent auditor, subject to stockholder ratification, if applicable. The independent auditors report directly to the Committee. The Committee held nine meetings during 2003. Current members: Mr. Kiernan (Chairman), Ms. Hofer, and Messrs. Rock and Teplin.

        The Board has determined that Donald E. Kiernan, Chairman of the Audit Committee, is an audit committee financial expert, and that he is a director independent of management of Viad. The Board also has determined that Mr. Kiernan's service on more than three audit committees of public companies does not impair his ability to serve effectively on Viad's Audit Committee.

  •
  Human Resources Committee.  The Human Resources Committee oversees development and implementation of a compensation strategy designed to enhance profitability and shareholder value. The Committee also reviews and approves, subject to ratification by independent members of the Board, the salary of the Chief Executive Officer, approves salaries and compensation of executive officers, and approves incentive compensation targets and awards under various compensation plans and grants under Viad's stock incentive plans. The Committee has sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of Chief Executive Officer or senior executive compensation. The Committee held five meetings during 2003. Current members: Mr. Hay (Chairman), Mmes. Hofer and Johnson Rice, and Messrs. Kiernan and Wallace.

Independence of Directors and Key Committees

        In February 2004, the Board determined that all Directors serving on the Audit Committee, the Corporate Governance and Nominating Committee, and the Human Resources Committee are independent within the meaning of the listing standards of the New York Stock Exchange, applicable SEC regulations, and Viad's Corporate Governance Guidelines, which include categorical standards for independence that meet or exceed the new listing standards adopted in 2003 by the New York Stock Exchange. The portion of the Guidelines addressing standards for director independence is attached to this proxy statement as Annex A, and the full text of the Guidelines is available for review on Viad's website at www.viad.com/governance.htm.

Meetings of Non-Management Directors

        The Board held three executive sessions of the independent, non-management directors (all directors except Mr. Bohannon) in 2003 and has scheduled executive sessions of the non-management directors at each of the Board's regularly scheduled meetings during 2004. The Chairman of one of the Board's committees presides at each executive session for a one-year term, rotating year-to-year based on director seniority.

Director Nominations

        As provided in its charter, the Corporate Governance and Nominating Committee considers candidates for Board membership suggested by its members and other sources, including stockholders. The Committee has authority under its charter to employ a third party search firm to assist it in identifying candidates for director. A stockholder who wishes to recommend a prospective nominee for the Board should notify Viad's Secretary in writing at the address first listed on page 1. Any such recommendation should include:

  •
  the name and address of the candidate;

  •
  a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth below; and

  •
  the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

        The Committee will review the qualifications of any person properly nominated by a stockholder in accordance with Viad's Bylaws relating to stockholder proposals as described in "Submission of Stockholder Proposals, Director Nominations and Other Information" on page 34 below.

        When the Committee reviews a potential nominee, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board and Viad at that time given the then current mix of director attributes. The Committee, in accordance with Viad's Corporate Governance Guidelines, assesses director nominees based on their qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the current needs of the Board. In addition, directors should have high personal and professional ethics, integrity and values and be committed to representing the long-term interests of stockholders. The Committee also ensures that the members of the Board as a group maintain the requisite qualifications under the listing standards of the New York Stock Exchange for populating the Audit, Human Resources and Corporate Governance and Nominating Committees.

        Viad will deliver a questionnaire to a candidate properly nominated by a stockholder addressing the candidate's independence, qualifications and other information that would assist the Corporate Governance and Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in Viad's proxy statement, if nominated by the Committee.

Communication with Non-Management Directors and the Board of Directors

        Interested parties may communicate directly with non-management directors and/or with the Board by writing to the following address: Viad Corp, 1850 North Central Avenue, Phoenix, Arizona 85004, Attention: Corporate Secretary. All communications will be delivered to the non-management directors or the Board, as the case may be, no later than the Board's next regularly scheduled meeting.

Compensation of Directors

        Directors who are also officers or employees of Viad (only Mr. Bohannon) do not receive any special or additional remuneration for service on the Board of Directors or any of its committees. Each nonemployee director receives compensation for service on the Board of Directors and any of its committees as provided below.

  •
  Retainers and Fees.  Nonemployee directors receive an annual retainer of $30,000. Committee chairmen receive an additional annual retainer of $5,000, except for the Audit Committee Chairman, who receives an additional annual retainer of $10,000. Nonemployee directors also receive a fee of $1,600 for each Board meeting attended and a fee of $1,500 for each committee meeting attended.

  •
  Deferred Compensation Plan.  Nonemployee directors may defer all or part of their retainers and fees pursuant to the Directors' Deferred Compensation Plan. These amounts can be deferred in the form of stock units having a value equal to the price of Viad's common stock or in the form of cash. Deferred accounts are credited quarterly with dividend equivalents in the case of stock unit accounts and interest at a long-term medium-quality bond rate in the case of cash accounts. Deferred amounts are payable after a director ceases to be a Board member.

  •
  Option Grants.  Nonemployee directors receive an initial grant of non-qualified options when they become directors and an additional grant each year during their term. Options to purchase 5,000 shares were granted to each nonemployee director holding office in February 2003, at an exercise price of $20.51, the average of the high and low selling prices of Viad common stock on the day of grant.

  •
  Charitable Award Programs.  Participants in the Directors' Charitable Award Program currently include all nonemployee directors who held office prior to July 1, 2001. The program, a part of Viad's overall support for charities, provides for contributions by Viad on behalf of each participating director of $100,000 per year to one or more charitable organizations designated by the director. The contributions will be made over a period of ten years following the director's death. The program is being funded through the purchase of insurance on the life of each director, with Viad as beneficiary.

        Nonemployee directors also may participate in the Directors' Matching Gift Program. The program provides for corporate matching of charitable contributions made by nonemployee directors, on a dollar-for-dollar basis, up to an aggregate maximum of $5,000 per year.

  •
  Other Benefits.  We provide nonemployee directors with accidental death and dismemberment insurance benefits of $300,000 and travel accident insurance benefits of $250,000 when they are traveling on corporate business.

Statement on Corporate Governance

        Viad maintains a corporate governance page on its website at www.viad.com/governance.htm, which includes key information about its corporate governance initiatives, including its Corporate Governance Guidelines, charters of the Board committees, and Viad's Code of Ethics. The Board will continue to assess its standards and charters as necessary or desirable to ensure the effective and efficient governance of Viad and to timely comply with all laws and the listing standards of the New York Stock Exchange that are applicable to corporate governance.

Corporate Governance and Nominating and Human Resources Committees Interlocks and Insider Participation

        Viad is not aware of any interlocking relationships between any member of Viad's Human Resources Committee or Corporate Governance and Nominating Committee and any of Viad's executive officers that would require disclosure under the applicable rules promulgated under the U.S. federal securities laws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF VIAD

Ownership Guidelines for Directors and Officers

        We believe it is important to align the financial interests of our directors and officers with those of our stockholders. Guidelines have been adopted which specify the minimum amount of stock that directors and officers are expected to own on a direct basis, meaning stock or stock units which are subject to market risk, not simply held under option. Stock units are subject to market risk in the same manner as common stock because they have a value equal to the market price of our common stock.

        The guidelines call for each officer to own stock or stock units which have a value within a range of one and one-half to five times that individual's annual salary, depending on salary level. The guidelines also call for each nonemployee director to own stock or stock units which have a value equal to five times the annual retainer payable to a director. All of our nonemployee directors other than Messrs. Krueger and Teplin, who were elected in August 2002 and February 2003, respectively, have reached and in many cases have substantially exceeded their goals. All of our executive officers have met or exceeded their goals, except one who joined Viad in late November 2002.

        The first table below provides information concerning the beneficial ownership of our common stock by directors and executive officers of Viad, individually and as a group. The second table provides more detailed information concerning director ownership of Viad common stock, options to purchase common stock and stock units. Information in the ownership tables is as of March 12, 2004.

Security Ownership of Management

Name	Amount and Nature of Beneficial Ownership[1]	Percent of Class
Robert H. Bohannon	1,462,080	1.7%
Paul B. Dykstra	237,340	*
Kimbra A. Fracalossi	270,982	*
Jess Hay	60,883	*
Judith K. Hofer	97,310	*
Ellen M. Ingersoll	80,717	*
Donald E. Kiernan	15,355	*
Robert C. Krueger	5,626	*
G. Michael Latta	8,095	*
Philip W. Milne	400,031	*
David G. Morrison	88,806	*
Suzanne Pearl	135,533	*
Jack F. Reichert	71,833	*
Linda Johnson Rice	53,883	*
Douglas L. Rock	39,967	*
Scott E. Sayre	184,147	*
Albert M. Teplin	3,334	*
Timothy R. Wallace	39,967	*
All Directors and Executive Officers as a Group (18 persons total)	3,255,889	3.7%

*
Less than one percent.

1
Includes: 258,384 shares of performance-driven restricted stock granted in 2001 and 2002; 257,200 shares of performance-based restricted stock granted in 2003 and 2004; 470,300 shares of restricted stock which will vest in three years from the date of grant; and 2,074,595 shares of common stock subject to stock options which were exercisable as of March 12, 2004, or within 60 days thereafter, by the directors and executive officers listed above. Performance-driven restricted stock granted in 2002 could vest on an accelerated basis if performance targets are met at certain achievement levels. Depending upon the achievement level, awards may be earned three or four years from the date of the grant. If performance targets are not achieved, 100 percent of the grant will be forfeited. For performance-driven restricted stock granted in 2001, 25% of the shares will vest in 2005 and 75% of the shares will vest in 2006 based on the achievement of certain long-term incentive performance targets. Performance-based restricted stock granted in 2003 vested in one-third the first year and will vest one-third after two years and the balance after three years from the date of grant because specific performance targets were achieved at target levels for executives, other than Mr. Milne who earned 50% of his award. Performance-based restricted stock granted in 2004 will vest in one-third increments each year over a three-year period beginning one year from the date of grant if specific performance targets are met or exceeded; otherwise 100 percent of the grant will be forfeited. Future vesting of performance-based restricted stock is subject generally to continued employment with Viad or its operating companies.

Name	Year First Elected	Beneficial Ownership[1]	Unexercisable Options	Stock Units[2]	Total
Robert H. Bohannon	1996	1,462,080	146,666	55,495	1,664,241
Jess Hay	1981	60,883	8,333	58,930	128,146
Judith K. Hofer	1984	97,310	8,333	57,318	162,961
Donald E. Kiernan	2001	15,355	8,333	5,911	29,599
Robert C. Krueger	2002	5,626	12,291	—	17,917
Jack F. Reichert	1984	71,833	8,333	70,525	150,691
Linda Johnson Rice	1992	53,883	8,333	9,724	71,940
Douglas L. Rock	1996	39,967	8,333	17,542	65,842
Albert M. Teplin	2003	3,334	11,666	1,023	16,023
Timothy R. Wallace	1996	39,967	8,333	8,406	56,706

Totals		1,850,238	228,954	284,874	2,364,066

1
Beneficial ownership includes common stock owned plus common stock that a director can acquire at March 12, 2004, or within 60 calendar days thereafter, through the exercise of stock options. Ownership of common stock, excluding exercisable options, is as follows: Mr. Bohannon, 558,808 (including 141,667 shares of performance-based restricted stock; 140,000 shares of performance-driven restricted stock; and 260,000 shares of restricted stock, each of which are described in footnote 1 to the Security Ownership of Management table above); Mr. Hay, 10,000; Ms. Hofer, 37,393; Mr. Kiernan, 2,021; Mr. Krueger, none; Mr. Reichert, 11,916; Ms. Johnson Rice, 3,000; Mr. Rock, none; Mr. Teplin, none; and Mr. Wallace, none.

2
The term "Stock Units" represents, in the case of Mr. Bohannon, stock units held under the Deferred Compensation Plan for executives and, in the case of all other directors, stock units held under the Deferred Compensation Plan for directors. Stock units are subject to market risk in the same manner as common stock because they have a value equal to the market price of Viad common stock.

Security Ownership of Certain Beneficial Owners

        The table below provides certain information regarding those persons known by Viad to be the beneficial owners of more than 5% of Viad's outstanding common stock.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc. 100 East Pratt Street, Baltimore, MD 21202	7,277,749[1]	8.20%
FMR Corp. 82 Devonshire Street, Boston, MA 02109	5,720,755[2]	6.47%
Pzena Investment Management, LLC 120 West 45th Street, 34th Floor, New York, NY 10036	5,479,890[3]	6.20%

1
T. Rowe Price Associates, Inc. has filed with the SEC a statement on Schedule 13G dated February 10, 2004 to the effect that (a) it (directly or indirectly) has sole dispositive power over all the shares, and (b) it has sole voting power over 917,150 of these shares and no shared voting power.

2
FMR Corp., a holding company, has filed with the SEC a statement on Schedule 13G/A dated February 17, 2004 to the effect that (a) it (directly or indirectly) has sole dispositive power over all the shares, (b) it has sole voting power over 14,415 of these shares and no shared voting power, (c) these shares are held principally by Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser, (d) these shares are, for the most part, held by investment companies and institutional accounts managed by subsidiaries of FMR Corp. and (e) the family of Edward C. Johnson 3d, including Mr. Johnson, the Chairman of FMR Corp., and his daughter Abigail Johnson, a director, and trusts for the family members' benefit may be deemed to form a controlling group with respect to FMR Corp.

3
Pzena Investment Management, LLC has filed with the SEC a statement on Schedule 13G dated February 12, 2004 to the effect that (a) it (directly or indirectly) has sole dispositive power over all the shares, and (b) it has sole voting power over 3,889,830 of these shares and no shared voting power.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Viad's executive officers, directors, and beneficial owners of more than 10% of Viad's common stock, to file initial reports of ownership and reports of changes in ownership of Viad's common stock with the SEC and the New York Stock Exchange. Such executive officers, directors and beneficial owners are required by U.S. federal securities regulations to furnish Viad with copies of all Section 16(a) forms they file. As a matter of practice, Viad's administrative staff assists its executive officers and directors in preparing initial reports of ownership and reports of changes in ownership and filing such reports with the SEC and the New York Stock Exchange. Based solely on a review of the copies of such forms furnished to Viad and written representations from its executive officers and directors, Viad believes that all executive officers, directors and beneficial owners complied with the Section 16(a) reporting requirements in 2003.

        The following Audit Committee Report, Human Resources Committee Report and Stockholder Return Performance Graph will not be incorporated by reference into any present or future filings we make with the Securities and Exchange Commission, even if those reports incorporate all or any part of this proxy statement.

AUDIT COMMITTEE REPORT

The Committee

        The Audit Committee of the Board is comprised solely of independent directors and was appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of Viad, (2) the independent auditors' qualifications and independence, (3) the performance of Viad's internal audit function and independent auditors, and (4) the compliance by Viad with legal and regulatory requirements.

Meetings and Responsibilities

        The Committee met nine times in 2003. Committee members are also available to consult with management and with the Corporation's independent auditors throughout the year. The Committee regularly meets in general and private sessions with management of Viad and with Viad's internal and outside independent auditors. The Committee receives and discusses their reports and encourages open and detailed discussion of all matters related to responsibilities of the Committee.

Financial Statements Recommendations

        The Committee recommended that the audited financial statements of Viad for 2003 be included in Viad's annual report on Form 10-K filed with the Securities and Exchange Commission on March 11, 2004. A copy of that report is included with your proxy materials. In connection with its recommendation, the Committee did the following:

  •
  Reviewed and discussed the audited financial statements of Viad with management.

  •
  Discussed with the independent auditors of Viad matters required to be discussed by generally accepted auditing standards, including standards set forth in Statement on Auditing Standards No. 61. That statement requires that the independent auditor communicate to the Committee matters related to the conduct of the audit such as the quality of earnings; estimates, reserves and accruals; suitability of accounting principles; highly judgmental areas; and audit adjustments whether or not recorded.

  •
  Received written disclosures from the independent auditors regarding their independence as required by Independence Standards Board Standard No. 1, and discussed with the independent auditors the independent auditor's independence.

        A report of Viad's management concerning management responsibility for financial reporting, and the report and opinion of Deloitte & Touche LLP, Viad's independent auditors, are included in Viad's Annual Report on Form 10-K and should be read in conjunction with the audited financial statements of Viad.

        It is not the duty of the Committee to plan or conduct audits or to determine that Viad's financial statements are complete or accurate and in accordance with generally accepted accounting principles. Those are the responsibility of management and Viad's independent public accountants. In giving its recommendation to the Board of Directors that the audited financial statements of Viad for 2003 be included in Viad's annual report, the Committee relied on management's representations and the report of Viad's independent public accountants with respect to the financial statements.

                      AUDIT COMMITTEE
                      Donald E. Kiernan, Chairman
                      Judith K. Hofer
                      Douglas L. Rock
                      Albert M. Teplin

HUMAN RESOURCES COMMITTEE REPORT

The Committee

        The Human Resources Committee of the Board is comprised solely of independent directors. The Committee oversees design and implementation of an executive compensation strategy intended to enhance profitability of Viad and stockholder long-term value.

Overall Objectives

        Our compensation program is designed to align the financial interests of our executives, including executive officers, and key employees with the financial interests of our stockholders. Specific objectives are to:

  •
  Provide a competitive compensation package including a significant "at risk" component designed to reward extraordinary performance.

  •
  Attract and retain the best available talent.

  •
  Motivate executives and key employees to strive to achieve Viad's long-term and short-term business goals, thereby enhancing stockholder value.

  •
  Encourage executives and key employees to participate in the risks of ownership through investment in Viad's common stock.

Compensation Program

        Each year, the Committee reviews Viad's executive compensation program. Our review is based in part on competitive market values as well as input from a nationally-known independent consulting firm, whose data assists us with assessing the effectiveness of our compensation program and also provides a comparison relative to compensation practices and costs typical among a group of companies in comparable industries which Viad competes for executive talent.

        Our executive compensation program focuses on performance and is designed to relate incentive compensation directly to performance.

Components of Compensation

        Total compensation for our executives includes: base salary; annual incentive compensation (cash bonus); long-term incentives; and benefits and perquisites, as discussed below.

        Base Salary.    The Committee evaluates base salaries of executives every year. The evaluation is based on the individual's performance during the prior period and independent compensation surveys of comparator companies.

        Annual Incentives.    Executives are eligible for an annual cash bonus based on achieving corporate and operating company performance targets established at the beginning of each year. Awards reflect the extent to which targets for the following performance goals are met or exceeded:

  •
  Corporate level: Revenue, income per share from continuing operations before nonrecurring items, free cash flow, and other specified performance measurements including balance sheet improvement and liability management, strategic positioning, compliance with the Sarbanes-Oxley Act of 2002 and the rules on corporate governance adopted by the Securities and Exchange Commission and the New York Stock Exchange, corporate cost control, and effective support of operating companies.

  •
  Operating company level: Revenue, operating income, pre-tax income, free cash flow, and other specified performance measurements including return on capital, growth in specified business areas, reduction in certain costs and achievement of various strategic objectives. (Return on capital is calculated based on a value-added approach with emphasis on the amount of operating income generated in excess of a cost of capital charged against substantially all capital employed in the business.)

        Target awards are established for each executive as a percentage of salary. Target awards for executives in 2003 ranged from 40% to 90% of the executive's base salary, depending on the level of responsibility. Actual bonus awards at the corporate level can range from no award to a maximum of 200% of target, depending on achievement of corporate goals and discretionary adjustment based on individual performance. Actual bonus awards at the operating company level can range from no award to a maximum of 200% of target, depending on achievement of operating company goals and discretionary adjustment based on individual performance. The Committee has discretion to increase or decrease the actual awards based on company and individual performance.

        Awards to executive officers may not exceed a funding limit established with respect to each executive. The limit is currently expressed as a percentage of Viad's net income.

        Long-Term Incentives.    Our long-term incentive plans are designed to link executive compensation to stockholder value, to encourage short-term actions consistent with achievement of long-term growth, to reward measurable performance, to retain executives and build their stock ownership. Long-term incentives for 2003 were provided through stock options, performance-based restricted stock and restricted stock grants.

        Stock Options.    Stock options provide a long-term incentive for a broad group of our executives and key employees. Stock options encourage and reward effective management that results in long-term financial success and increased stockholder value. In 2003, stock options were granted for a term of ten years with an exercise price equal to the average of the high and low selling price of our stock on the date of grant. As a result, the options have value only to the extent that the price of our stock increases. One-third of the number of options granted can be exercised after one year from the date of grant, one-third after two years from the date of grant, and the remaining one-third after three years from the date of grant. Options granted since 1998 contain forfeiture and non-competition provisions.

        Performance-Based Restricted Stock and Restricted Stock.    Certain executives, including the executive officers named in the Summary Compensation Table, were also awarded performance-based restricted stock in 2003. The performance-based restricted stock awards were designed to focus management's attention on financial performance in 2003, and to retain the management team. Performance-based restricted stock granted in 2003 vested one-third after the first year and will vest one-third after two years and the balance after three years from the date of grant because incentive performance targets established in the year of grant were achieved at target levels for executives, other than Mr. Milne who earned 50% of his award. Future vesting is subject generally to continued employment with Viad or its operating companies.

        In addition to performance-based restricted stock awarded in 2003, restricted stock, which vests three years from the grant date, was also awarded in 2003 to a limited number of executives.

        Forfeiture Provisions for Misconduct.    In order to protect Viad and its operating companies and to help insure the long-term success of the business, annual cash bonuses and awards of stock options, performance-based restricted stock and restricted stock are subject to forfeiture and reimbursement provisions relating to certain competitive activities following termination of employment and to the following types of misconduct:

  •
  an officer or employee knowingly participated in misconduct that caused a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represents a material violation of Viad's Code of Ethics or certain other policies;

  •
  an officer or employee was aware of and failed to report an employee who was participating in misconduct that caused or would cause a misstatement of financial statements of Viad or any of its affiliates, or in misconduct which represented a material violation of Viad's Code of Ethics or certain other policies; and

  •
  an officer or employee acted significantly contrary to the best interests of Viad.

CEO Compensation

        Mr. Bohannon's total compensation reflects Viad's performance in 2003. In light of the weak economy and challenges faced by each of the operating companies, Viad chose in 2003 to continue to focus its efforts on strengthening Viad's balance sheet and cash flow. Under Mr. Bohannon's leadership in 2003, Viad improved its strong balance sheet. In 2003, debt was reduced by $110.2 million to a total of $251.4 million, resulting in a debt-to-capital ratio of 23% at year-end 2003 compared to 34% at year-end 2002.

        Mr. Bohannon's total compensation also reflects the levels of achievement of revenue, balance sheet improvement, income per share, and other performance measurements set forth in incentive plans of Viad, which are described above, as well as this Committee's assessment of his individual performance, compensation levels at comparator companies, and our belief that retention of his services is of vital importance to Viad and its stockholders.

        Mr. Bohannon's base salary for 2003 was $900,000. His salary was not increased in 2002 or 2003. In addition to his annual salary, Mr. Bohannon earned a formula-driven cash bonus of $939,600 for achievement of Viad's financial and other targets in 2003 under the annual incentive plan. The bonus was paid in March 2004.

        Mr. Bohannon was granted an option to purchase 100,000 shares of common stock in 2003, as shown in the Stock Option Grants Table. He was also granted 100,000 shares of performance-based restricted stock, as shown in the Long-Term Incentive Plan Table, and 60,000 shares of restricted stock, as shown in the Summary Compensation Table. Descriptions of these incentive plans are described above.

CEO Employment Agreement

        Viad entered into an employment agreement with Mr. Bohannon in 1998. Terms and provisions of the agreement are generally described in the "Executive Employment and Severance Agreements" section at page 19.

Limit on Deductibility of Certain Compensation

        Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction on compensation paid to an executive officer named in the Summary Compensation Table that exceeds one million dollars during the tax year, subject to certain permitted exceptions. To the extent compensation is based upon attaining performance goals set by this Committee, the compensation is not included in computation of the limit. This Committee intends, to the extent possible and where it believes it is in the best interest of Viad and its stockholders, to qualify such compensation as tax deductible. However, it does not intend to permit the provisions of Section 162(m) to erode the effectiveness of Viad's overall system of compensation policies and practices. The Board submitted performance goals and certain other terms under the Viad Omnibus Incentive Plan for approval at the 1997 and 2002 Annual Meetings of Stockholders, as required to allow certain of the compensation payable under such plan to be eligible for deduction.

Stock Ownership Guidelines

        Stock ownership guidelines have been adopted which call for executives to own a minimum amount of stock on a direct basis, meaning stock or stock units of Viad which are at risk in the market and not simply held under option. The minimum required amount is based on multiples of salary ranging from one and one-half to five times an individual's annual salary, depending on salary level.

Conclusion

        The Committee believes that our executive compensation program focuses Viad's management on building profitability and stockholder value. Base salaries and incentive grants are competitive with those offered at comparator companies, and a significant portion of executive compensation is linked directly to individual and corporate performance and to our stock price performance, cash flow and balance sheet improvement.

        In 2003, as in previous years, a majority of Viad's executive compensation was at risk and dependent on performance. The Committee will continue to link executive compensation to corporate performance and enhancement of stockholder value.

                      HUMAN RESOURCES COMMITTEE
                      Jess Hay, Chairman
                      Judith K. Hofer
                      Donald E. Kiernan
                      Linda Johnson Rice
                      Timothy R. Wallace

STOCKHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a line graph comparing, for the five-year period ended December 31, 2003, the yearly percentage change in the cumulative total stockholder return on Viad's common stock to the cumulative total return of the Standard & Poor's MidCap 400 Stock Index, the Commercial and Consumer Services Index, and Standard and Poor's 500 Stock Index.

	1998	1999	2000	2001	2002	2003
Viad	100.0	92.9	77.8	81.3	77.9	88.5
S&P MidCap 400	100.0	114.7	134.7	134.0	114.5	155.3
Commercial & Consumer Services	100.0	82.1	109.0	103.5	90.5	129.8
S&P 500	100.0	121.0	110.0	97.0	75.6	97.2

*
Viad began including the S&P 500 Stock Index last year because it is a widely followed index. We also continue to include the same two comparable indices as used in prior years. The performance comparison assumes $100 was invested on the last trading day of 1998 and all dividends were reinvested.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

        The following table summarizes the compensation paid in 2001, 2002 and 2003 to the Chairman, President and Chief Executive Officer and each of the four other most highly compensated executive officers of Viad, based on 2003 salary and bonus.

		Annual Compensation					Long-Term Compensation
							Awards		Payouts ($)
Name and Principal Position	Year	Salary		Bonus		Other Annual Comp.[1]	Restricted Stock Awards ($)[2]	Securities Underlying Options (#)	Long-Term Incentive Payouts[3]	All Other Comp.[4]
Robert H. Bohannon Chairman, President and CEO	2003 2002 2001	900,000 900,000 868,750	[5] [5]	939,600 744,000 350,000		7,758 8,092 13,394	1,230,000 1,394,000 3,641,675	100,000 100,000 276,700	358,391 — 549,890	27,000 27,000 281,058
Paul B. Dykstra President and CEO GES Exposition Services	2003 2002 2001	383,804 332,981 303,375		422,300 297,200 50,000		3,646 — 3,448	153,750 209,100 365,900	27,400 27,400 50,500	41,577 — 29,600	8,956 8,024 6,158
Kimbra A. Fracalossi President and CEO Exhibitgroup/Giltspur	2003 2002 2001	370,000 353,000 313,750		256,200 194,500 83,700	[6]	4,372 — 4,925	153,750 278,800 642,700	27,400 36,600 99,250	39,434 — 41,300	11,100 10,590 134,411
Philip W. Milne President and CEO Travelers Express Co., Inc.	2003 2002 2001	415,385 400,001 374,926		228,500 100,000 —	[7] [7]	8,411 8,143 7,052	186,550 209,100 682,500	45,700 45,700 104,700	60,937 — 298,178	5,631 6,000 5,100
Scott E. Sayre Vice President-General Counsel and Secretary	2003 2002 2001	276,750 267,000 257,188		160,500 132,400 32,500		4,507 5,946 8,077	127,100 139,400 331,250	19,400 18,300 40,625	— — 27,500	8,303 8,010 87,715

1
Amounts shown represent reimbursement to executives for payment of taxes on certain items.

2
Amounts shown represent the fair value, based on closing prices, of our common stock on the grant dates of restricted stock awards. Dividends are paid on restricted stock at the same rate as paid to other stockholders. On December 31, 2003, the named executives held shares of performance-based restricted stock, performance-driven restricted stock, and restricted stock having aggregate values as follows: Mr. Bohannon, 463,300 shares valued at $10,824,875; Mr. Dykstra, 60,200 shares valued at $1,420,994; Ms. Fracalossi, 80,000 shares valued at $1,892,954; Mr. Milne, 84,500 shares valued at $2,024,102; and Mr. Sayre, 44,300 shares valued at $1,036,696.

3
Long-term incentive payouts in 2003 included the vesting of shares granted in 2000 under the Performance-Based Stock Plan. In 2002, no long-term incentive payouts occurred. Long-term incentive payouts in 2001 included payments under the Performance Unit Incentive Plan for the 1999-2001 performance period and vesting of shares granted in 1998 under the Performance-Based Stock Plan.

4
Amounts represent matching contributions under the 401(k) Plan and the Supplemental 401(k) Plan. In addition, special cash awards of $255,000 to Mr. Bohannon, $125,000 to Ms. Fracalossi, and $80,000 to Mr. Sayre were paid in February 2001 for outstanding results and performance in prior years.

5
Employment agreement dated April 1, 1998 provides for an annual base salary of $900,000, effective April 1, 2001. Mr. Bohannon's salary was not increased in 2003 or 2002. Mr. Bohannon's salary compensation in 2001 reflects a voluntary salary reduction in the fourth quarter in response to the economic softening which followed the September 11th tragedy.

6
Ms. Fracalossi was appointed President and Chief Executive Officer of Exhibitgroup/Giltspur on June 28, 2002. Prior to taking office, she was Chief Financial Officer of Viad. Ms. Fracalossi's bonus award for 2002 relates to performance at the corporate level as Chief Financial Officer.

7
Mr. Milne received a special award in recognition of his achievements in 2002, including Travelers Express Company, Inc. having its tenth consecutive year of record earnings. His award in 2003 also includes an award for special achievement, including a record year for MoneyGram (approximately 30% growth in transaction volume and 20% revenue growth).

Stock Options — Option Grants in Last Fiscal Year

        The following table provides information on stock option grants in 2003 to the executive officers named in the Summary Compensation Table. The amounts shown as potential realizable values are presented for illustrative purposes only. They are calculated based solely on arbitrarily assumed rates of appreciation required by the SEC. The ultimate value of the options depends on the future performance of our common stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in the table will be achieved.

        Assuming an annual stock price appreciation of 5 percent and 10 percent from the grant date through the 10-year term of the option, the amounts shown as potential realizable values would result in an increase in the stock price of $12.90 and $32.69 per share, respectively, for the February 19, 2003 grant. The amounts shown as potential realizable values for all stockholders represent the corresponding increase in the aggregate market value of outstanding shares of common stock held by all our stockholders on February 19, 2003. The aggregate price appreciation for all of our stockholders would total approximately $1.116 billion and $2.827 billion, respectively.

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term
	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year
Name			Exercise Price ($/Share)[1]	Expiration Date
					5%($)	10%($)
Robert H. Bohannon	100,000	10.67%	20.51	2/19/2013	1,289,863	3,268,766
Paul B. Dykstra	27,400	2.92%	20.51	2/19/2013	353,422	895,642
Kimbra A. Fracalossi	27,400	2.92%	20.51	2/19/2013	353,422	895,642
Philip W. Milne	45,700	4.88%	20.51	2/19/2013	589,467	1,493,826
Scott E. Sayre	19,400	2.07%	20.51	2/19/2013	250,233	634,141
All Stockholders' Stock Price Appreciation	N/A	N/A	N/A	N/A	$1.116 billion	$2.827 billion

1
The option exercise price is the average of the high and low selling prices of our common stock on the New York Stock Exchange on the grant date. One-third of the options become exercisable one year after grant, one-third after two years, and the balance three years after grant. The options are subject to forfeiture and non-competition provisions. Each option contains the right to surrender the option for cash during certain tender offers. The exercise price may be paid by delivery of already owned shares, and tax withholding obligations resulting from the exercise may be paid by surrendering a portion of the shares being acquired, subject to certain conditions.

Option Exercises — Aggregated Option Exercises in Last Fiscal Year
And Fiscal Year-End Option Values

        The following table lists the number of shares acquired and the value realized as a result of option exercises during 2003 by the executive officers listed in the Summary Compensation Table. The amounts listed in the column relating to the value of unexercised options, unlike the amounts set forth in the column headed "Value Realized," have not been, and might never be, realized. The underlying options might not be exercised; and actual gains on exercise, if any, will depend on the value of our common stock on the dates of exercise. There can be no assurance that these values will be realized.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/Unexercisable[1]
Robert H. Bohannon	28,232	285,255	819,938	150,000	2,428,707	449,000
Paul B. Dykstra	4,000	29,600	107,700	41,100	233,321	123,026
Kimbra A. Fracalossi	None	None	137,850	45,700	316,237	123,026
Philip W. Milne	None	None	225,718	68,550	685,793	205,193
Scott E. Sayre	4,122	46,002	93,473	28,550	335,859	87,106

1
The closing price of Viad common stock on December 31, 2003 was $25.00. The information shown reflects options accumulated over periods of up to ten years.

Long-Term Incentive Plan Awards in Last Fiscal Year and Estimated Future Payouts

        The following table provides information on Performance-Based Restricted Stock grants made in 2003 to each of the executive officers named in the Summary Compensation Table.

			Estimated Future Payouts Under Non-Stock Based Plans (Number of Shares)
Name	Number of Shares[1]	Performance Period Until Payout
			Threshold	Target	Maximum
Robert H. Bohannon	100,000	2004-2006	25,000	100,000	100,000
Paul B. Dykstra	15,000	2004-2006	3,750	15,000	15,000
Kimbra A. Fracalossi	15,000	2004-2006	3,750	15,000	15,000
Philip W. Milne	15,000	2004-2006	3,750	15,000	15,000
Scott E. Sayre	8,900	2004-2006	2,225	8,900	8,900

1
Performance-based restricted stock awards granted in 2003 vested one-third after the first year and will vest one-third after two years and the balance after three years from the date of grant because incentive performance targets established in the year of grant were achieved at target levels for executives, other than Mr. Milne who earned 50% of his award. Future vesting is subject generally to continued employment with Viad or its operating companies.

Pension Plans

        The following table shows estimated annual retirement benefits payable to covered participants for the years of service and compensation level indicated. It assumes retirement at age 65. The benefits are paid under the Viad Corp Retirement Income Plan (VCRIP), applicable schedules of the Supplemental Pension Plan, and certain supplemental pension plans sponsored by subsidiaries of Viad (collectively, "Supplemental Plans"). In connection with the spin-off of the payment services business of Viad, MoneyGram International, Inc. will assume sponsorship of VCRIP and liabilities at the time of spin-off under the Supplemental Plans. All benefit accruals under VCRIP ceased as of December 31, 2003; however, accruals will continue under the Supplemental Plans. The compensation covered by these plans is annual salary and annual bonus (one-half of annual bonus in the case of certain executive officers), as reported in the Summary Compensation Table. Actual benefits will be calculated on the basis of the average of a participant's last five years of covered compensation prior to retirement, except that for annual bonus awards, the average of a participant's highest five years of annual bonus will be used in the calculation of covered compensation.

Pension Plan Table1,2

	Years of Credited Service[3]
Remuneration
	10 Years	15 Years	20 Years	25 Years	30 Years
$200,000	$31,582	$47,373	$63,164	$78,954	$94,745
$250,000	$40,082	$60,123	$80,164	$100,204	$120,245
$300,000	$48,582	$72,873	$97,164	$121,454	$145,745
$400,000	$65,582	$98,373	$131,164	$163,954	$196,745
$500,000	$82,582	$123,873	$165,164	$206,454	$247,745
$600,000	$99,582	$149,373	$199,164	$248,954	$298,745
$750,000	$125,082	$187,623	$250,164	$312,704	$375,245
$1,000,000	$167,582	$251,373	$335,164	$418,954	$502,745
$1,250,000	$210,082	$315,123	$420,164	$525,204	$630,245
$1,500,000	$252,582	$378,873	$505,164	$631,454	$757,745
$1,750,000	$295,082	$442,623	$590,164	$737,704	$885,245
$2,000,000	$337,582	$506,373	$675,164	$843,954	$1,012,745
$2,250,000	$380,082	$570,123	$760,164	$950,204	$1,140,245
$2,500,000	$422,582	$633,873	$845,164	$1,056,454	$1,267,745
$2,750,000	$465,082	$697,623	$930,164	$1,162,704	$1,395,245

1
The Internal Revenue Code (Code) and the Employee Retirement Income Security Act (ERISA) limit the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Code and ERISA, we have supplemental plans which authorize the payment of benefits calculated under provisions of the retirement plan which may be above the limits permitted under the Code and ERISA for those executives entitled to participate in the supplemental plans.

2
Benefits are computed on a single-life annuity basis. The amounts shown are before any adjustment for joint and survivorship provisions, which would reduce, in some cases, the amounts shown in the table. To the extent benefits are subject to any offset amounts, including Social Security, such benefits reflect those reductions.

3
As of December 31, 2003, the years of credited service for the named executives were as follows: Mr. Bohannon, 11 years; Mr. Dykstra, 20 years; Ms. Fracalossi, 9 years; Mr. Milne, 13 years; and Mr. Sayre, 24 years.

        Mr. Bohannon will receive pension benefits equal to 40% of average covered compensation if he retires at age 59; 50% of average covered compensation if he retires at age 60; and an additional 2% per year for each year between age 60 and 65 for a maximum amount of 60% of average covered compensation if he retires at age 65. At March 12, 2004, the estimated annual benefit payable to him upon his retirement at age 65 is $1,229,000.

Executive Employment and Severance Agreements

        Employment Agreement.    Mr. Bohannon is employed pursuant to an employment agreement dated April 1, 1998. The three-year term of his agreement is automatically renewed each year.

        The agreement provides for a current annual salary of $900,000, subject to adjustment by action of the Human Resources Committee and Board. The agreement also provides that Mr. Bohannon is entitled to participate in all incentive compensation and other fringe benefit programs offered to other executive officers. Payment of awards under the incentive compensation plans is subject to the sole discretion of the Human Resources Committee.

        The agreement may be terminated by Viad for cause or at the discretion of the Board. Mr. Bohannon may also terminate the agreement upon at least 180 days' advance written notice. Severance obligations of Viad vary depending on the circumstances of termination. Mr. Bohannon has agreed not to compete with Viad for a three-year period following termination of his employment.

        The agreement will be amended in connection with the spin-off of the payment services business, as discussed above in "Anticipated Spin-Off and Changes to Board of Directors" section, to provide for a salary reduction to $600,000 per year. The amended agreement will also provide that he is entitled to participate in all incentive compensation and other fringe benefit programs offered to other executive officers of Viad, and in any event not to a lesser extent than before the spin-off. To the extent that his pay and benefits under these programs is computed in a manner that takes into account annual base salary, his base salary will be deemed to equal 150% of his base salary post-spin.

        Severance Agreement.    Viad has entered into an executive severance agreement with Mr. Bohannon. The agreement provides that if his employment terminates for any reason (other than because of a voluntary termination by Mr. Bohannon during the first six months, or his death, disability, or normal retirement) within 18 months after a change in control of Viad, he will receive severance compensation, including a lump sum cash payment of three times the sum of his highest annual salary and incentive plan payments and/or awards and fringe benefits. Mr. Bohannon will also receive continuation of his health, life insurance and fringe benefits for three years. The agreement also provides a tax gross-up feature to make him whole for any excise taxes imposed by the Internal Revenue Code on payments made to him in connection with a change of control. Payments are reduced by other severance benefits paid by Viad, but would not be offset by any other amounts. The agreement provides that, for pension purposes, Mr. Bohannon will also be credited with additional years of service equal to the number of years needed to attain 20 years of service.

        Viad has also entered into an executive severance agreement with the other executive officers named in the Summary Compensation Table. The agreements provide benefits similar to those in the severance agreement described above for Mr. Bohannon, except that if employment terminates involuntarily or they leave for good reason (as defined in such agreements) they would receive three times the sum of their yearly salary, incentive plan payments and/or awards and fringe benefits, and if employment terminates because they leave voluntarily during the 30-day period following the first anniversary of the change in control, they would receive two times such compensation.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table provides information as of December 31, 2003, with respect to shares of Viad common stock that may be issued under existing equity compensation plans. The category "Equity

Compensation Plans Approved by Security Holders" in the table below consists of the 1997 Omnibus Incentive Plan as amended through May 14, 2002.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price ($) of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))[1]
	(a)	(b)	(c)
Equity compensation plans approved by security holders	5,630,459	22.73	5,747,451
Equity compensation plans not approved by security holders	—	—	—

Total	5,630,459	22.73	5,747,451

1
The number of shares available for grant under the 1997 Omnibus Incentive Plan in each calendar year is equal to two percent of the total number of shares of common stock outstanding as of the first day of each year. Any shares available for grant in a particular calendar year which are not granted in such year are added to the shares available for grant in any subsequent calendar year.

PROPOSAL 2: APPROVAL OF AMENDMENT OF
1997 VIAD CORP OMNIBUS INCENTIVE PLAN

        The Viad Corp 1997 Omnibus Incentive Plan (the "1997 Plan") was approved by stockholders on May 13, 1997. Viad uses long-term and annual incentive plans under the 1997 Plan to attract, retain and motivate officers, employees and directors and to provide Viad and its subsidiaries with the ability to offer incentives more directly linked to the profitability of Viad's businesses and increases in stockholder value. Although the 1997 Plan does not terminate for another three years, on May 31, 2007, the Board of Directors is seeking stockholder approval to change the limits on cash awards under the Viad Corp Management Incentive Plan (MIP) to be given to the Chief Executive Officer and other executive officers from a percentage of net income to a fixed dollar amount. No other change to the 1997 Plan is recommended at this time by the Board of Directors.

        The 1997 Plan currently provides that cash awards under the MIP may not exceed in the case of (i) Viad's Chief Executive Officer, one and one-half percent (1.5%) of net income; (ii) a president of any of Viad's operating companies, six-tenths of one percent (0.6%) of net income; and (iii) any other executive officers of Viad, one-half of one percent (0.5%) of net income. "Net income" under the MIP means the consolidated net income of Viad determined in accordance with accounting principles generally accepted in the United States of America. The purpose of the limitations is to preserve Viad's federal income tax deduction under Section 162(m) of the Internal Revenue Code (the "Code") for cash awards paid to Viad's Chief Executive Officer and four most highly compensated executive officers. Section 162(m), in general, allows an income tax deduction for annual cash bonus provided the bonus is payable as a result of attainment of one or more objectives, pre-established performance goals, and further provided that a person with knowledge of the relevant facts is able to calculate the maximum amount payable to any one executive under the bonus plan.

        It is recommended that the MIP cash award limits be amended by establishing a limit of $1.5 million in the case of Viad's Chief Executive Officer (rather than 1.5% of net income), $750,000 in the case of a president of any of Viad's operating companies (rather than 0.6% of net income), and $500,000 in the case of other executive officers of Viad (rather than 0.5% of net income). A fixed dollar limit, rather than a limit based on net income, is recommended because net income of Viad Corp following the spin-off of MoneyGram International, Inc. (see "Anticipated Spin-Off and Changes to Board of Directors" section above) is expected to be reduced to a level that would not permit competitive MIP awards under the current limitation formula.

The Board of Directors recommends that you
vote "FOR" the amendment as described above.

        With the exception of the terms described above, no other amendments to the 1997 Plan are recommended. If this proposal is not approved by the stockholders, the Board will consider appropriate management incentive alternatives to accomplish the objectives of the 1997 Plan.

        A copy of the 1997 Plan is available for review at the SEC's website at www.sec.gov. The 1997 Plan appears as an exhibit to Viad's Form 10-Q filed with the SEC on August 5, 2002. It may also be obtained without charge by writing to the undersigned at the address first listed on page 1 above.

Plan Description.

        The following is a summary of material terms of the 1997 Plan not already described above.

        The 1997 Plan provides in one plan for the grant of stock options, stock appreciation rights ("SARs"), restricted stock and performance-based awards. The 1997 Plan is to be administered by the Human Resources Committee of the Board of Directors (the "HR Committee"), as long as the HR Committee consists of at least two directors who are "non-employee" directors for purposes of

Rule 16b-3 of the Exchange Act of 1934 and Section 162(m) of the Code. The 1997 Plan includes features that permit the HR Committee to grant employees such awards. Subject to the terms of the 1997 Plan, the HR Committee has broad powers under the 1997 Plan to determine the persons who may receive grants and awards and the targets and other terms and conditions of such grants and awards.

  Eligibility

        The 1997 Plan provides that officers, employees and directors of Viad, its subsidiaries and affiliates, who are responsible for or contribute to the management, growth and profitability of the business of Viad, its subsidiaries and affiliates, are eligible to be granted awards under the 1997 Plan. The HR Committee selects the participants from among those groups approved by stockholders and, when appropriate, establishes written performance goals based on the stockholder-approved business criteria described below. As of March 1, 2004, there were approximately 600 participants of Viad, including its subsidiaries, in one or more of the incentive plans.

  Business Criteria for Performance Goals

        The 1997 Plan provides that the HR Committee may condition exercise of an incentive compensation award on attainment of an objective performance goal or goals based on one or more of the following business criteria with respect to Viad or any unit thereof:

  economic value added, sales or revenues, costs or expenses, net profit after tax, gross profit, operating profit, base earnings, return on actual or pro forma equity or net assets or capital, net capital employed, earnings per share, earnings per share from continuing operations, operating income, pre-tax income, operating income margin, net income, stockholder return including performance (total stockholder return) relative to the S&P 500, S&P MidCap 400 or similar index or performance (total stockholder return) relative to the proxy comparator group, in both cases as determined pursuant to Rule 402(l) of Regulation S-K promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), cash generation, cash flow, unit volume, and change in working capital.

        The HR Committee is required under the 1997 Plan to set the business criteria to be used as the basis for the performance goals within the time period prescribed by Section 162(m) of the Code or related regulations.

  Limits on Maximum Amount Payable to an Employee

        In addition to the cash award limits described above, the 1997 Plan places other limits on awards. The number of shares with respect to which incentive stock options, non-qualified stock options, SARs and restricted stock may be granted to any one participant is limited to 500,000 shares over any consecutive twelve-month period. Further, the aggregate dollar amount for awards denominated solely in cash is limited to $5 million to any one participant for any consecutive twelve-month period.

  Stock Options, SARs and Restricted Stock

        Both Common Stock and Preferred Stock ("Stock") may be issued under the 1997 Plan. The 1997 Plan provides that, subject to adjustment as provided in the 1997 Plan, no more than 7.5 million shares of Common Stock are cumulatively available for the grant of stock options intended to be designated as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") over the life of the 1997 Plan. No Incentive Stock Options can be granted under the 1997 Plan after the tenth anniversary of the 1997 Plan. The number of shares of Common Stock available for grant under the 1997 Plan in each calendar year is limited to two percent (2.0%) of the total number of shares of Common Stock outstanding on the first day of each year for which the 1997 Plan is in effect, provided that any shares available for grant in a particular calendar year (or partial calendar year) which are not, in fact, granted in such year can be added to the shares available for grant in any subsequent year. The closing price of the Common Stock on March 12, 2004, was $24.82 per share.

        Option grants under the 1997 Plan are generally made by the HR Committee in its discretion. However, the 1997 Plan also provides for formula grants to non-employee directors, as follows. Upon initial election to the Board, and annually on the third Thursday in February in the director's term on the Board, a director is granted non-qualified stock options to purchase 5,000 shares of Common Stock for an exercise price equal to the fair market value of the Common Stock on the grant date. A non-employee director who is first elected as a director on a date other than the date of the annual grant will, in addition to the Initial Grant, receive upon election a grant of options prorated to reflect the number of months served in the initial year of service. These automatic grants are made only if, as of the grant date, the director (1) is not otherwise an employee of the Company or any of its subsidiaries or affiliates, (2) has not been an employee of the Company or any of its subsidiaries or affiliates for any part of the preceding fiscal year, and (3) has served on the Board continuously since the commencement of his term.

        The 1997 Plan also limits the grant of Restricted Stock that is not performance-based to twenty percent (20%) of the total number of shares that can be granted in any calendar year. The option price for grants of Incentive Stock Options, Non-Qualified Stock Options and related SARs can be no less than fair market value.

        The 1997 Plan provides that all stock options and SARs become exercisable and vest, and all Restricted Stock vests and becomes fully transferable, upon a "Change in Control," as defined in the 1997 Plan and that, unless otherwise provided at grant, optionees may elect to receive cash for their options on certain terms following a Change in Control.

  Performance-Based and Qualified Performance-Based Awards

        The 1997 Plan provides for the grant of performance-based awards that can be denominated and/or payable in Stock, cash, or a combination of the two. The settlement of performance-based awards may be made subject to the attainment of performance goals and/or continued service. The administration of the Management Incentive Plan, the Performance Unit Incentive Plan and Restricted Stock Plans of Viad are under the auspices of the 1997 Plan. The terms of the 1997 Plan provide that agreements governing performance-based awards may provide for acceleration of payment upon a change of control.

        Both performance-based awards and restricted stock awards under the 1997 Plan may be designated by the HR Committee as awards intended to qualify for exemption from the deductibility limits of Section 162(m) ("Qualified Performance-Based Awards"). As previously noted, Section 162(m) provides that companies may not deduct certain forms of compensation paid to their chief executive officer and four most highly compensated executive officers to the extent such compensation exceeds one million dollars in any one tax year, unless payments are made based upon the attainment of objective performance goals that are approved by stockholders. The 1997 Plan is designed to meet the requirements of Section 162(m) and provides the objective performance goals described above upon which the settlement of Qualified Performance-Based Awards may be conditioned. Once set, the performance goals for Qualified Performance-Based Awards cannot be changed, nor can the Awards themselves be adjusted (except downward). The 1997 Plan also provides for performance-based awards that are not intended to, or need not, qualify for the Section 162(m) exemption and to which such restrictions, including stockholder approved performance goals, do not apply.

        The amount and terms of future grants and payments under the 1997 Plan are generally not ascertainable because they are left to the discretion of the HR Committee. However, as explained above, non-employee directors automatically receive annual grants of 5,000 options. The Summary Compensation Table and the Long-Term Incentive Plan Awards Table included in this Proxy Statement provide information regarding payments made to executive officers under the 1997 Plan. As of March 16, 2004, the number of options granted under the 1997 Plan has been as follows: to Robert H. Bohannon,

Paul B. Dykstra, Kimbra A. Fracalossi, Philip W. Milne and Scott E. Sayre, 941,700, 166,700, 205,450, 306,200, and 123,825 options, respectively; to all other current executive officers as a group, 302,750 options; to all current directors, other than executive officers, as a group, 266,384 options; to all employees, other than current executive officers, as a group, 6,872,576 options.

Federal Income Tax Consequences

        Under existing law and regulations, the grant of non-qualified stock options and SARs will not result in income taxable to the employee or provide a deduction to Viad. However, the exercise of a non-qualified stock option or an SAR results in taxable income to the holder, and Viad is generally entitled to a corresponding deduction. At the time of the exercise of a non-qualified stock option, the amount so taxable and so deductible will be the excess of the fair market value of the shares purchased over their option price. Upon the exercise of a stock appreciation right, the participant will be taxed at ordinary income tax rates on the amount of the cash and the fair market value of the shares received by the employee, and Viad will generally be entitled to a corresponding deduction.

        No income is recognized by an optionee when an incentive stock option is granted or exercised. If the holder holds the shares received on exercise of an incentive stock option for at least two years from the date of grant and one year from date of exercise, any gain realized by the holder on the disposition of the stock will be accorded long-term capital gain treatment, and no deduction will be allowed to Viad. If the preceding holding-period requirements are not satisfied, the employee will recognize ordinary income at the time of disposition equal to the lesser of (i) the gain realized on the disposition, or (ii) the difference between the option price and the fair market value of the shares on the date of exercise. Any additional gain on the disposition not reflected above will be short-term or long-term capital gain, depending upon the length of time the shares are held. Viad will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the employee.

        An employee who is granted a Restricted Stock Award will not be taxed upon the acquisition of such shares so long as the interest in such shares is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. Upon lapse or termination of the restriction, the recipient will be taxed at ordinary income tax rates on an amount equal to the current fair market value of the shares. An employee may, however, elect to be taxed at ordinary income tax rates on the full fair market value of the restricted shares at the time of award. If the election is made, the basis of the shares so acquired will be equal to the fair market value at the time of award. If the election is made, no tax will be payable upon the subsequent lapse or termination of the restrictions, and any gain or loss upon disposition will be a capital gain or loss. Any awards that are not subject to a substantial risk of forfeiture at the time of grant will be taxed at the time of grant. Viad will generally be entitled to a corresponding deduction when the value of the award is included in the recipient's taxable income.

        A participant will realize ordinary income as a result of performance awards at the time Common Stock is transferred or cash is paid in an amount equal to the fair market value of the shares delivered plus the cash paid.

        The general rules for Viad's deductions described above are subject to the limitations of Section 162(m) described above. Stockholder approval of the performance goals and certain other terms of the 1997 Plan will enable the HR Committee to design awards thereunder that are fully deductible. However, additional limitations on deductibility may apply in the event of a Change in Control. Thus, it is possible that Viad may not be able to take the deductions described above with respect to all awards under the 1997 Plan.

        The foregoing discussion is not a complete description of the federal income tax aspects of awards under the 1997 Plan and is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 1997 Plan.

Board Recommendation

        The Board of Directors is seeking stockholder approval of amendment of the 1997 Plan by amending the MIP cash award limits as follows: $1.5 million in the case of Viad's Chief Executive Officer (rather than 1.5% of net income), $750,000 in the case of a president of any of Viad's operating companies (rather than 0.6% of net income), and $500,000 in the case of other executive officers of Viad (rather than 0.5% of net income). If approved by stockholders, this proposal would enable Viad to make MIP cash awards designed to continue to provide tax deductions for Viad. If this proposal is not approved by the stockholders, the Board will consider appropriate management incentive alternatives to accomplish the objectives of the 1997 Plan.

The Board of Directors recommends that you vote "FOR" this proposal.

PROPOSAL 3: APPROVAL OF REVERSE STOCK SPLIT

Background and Timing of Reverse Stock Split

        As discussed in the "Anticipated Spin-Off and Changes to Board of Directors" section above, we intend to separate the payment services business of Viad from Viad by means of a tax-free spin-off transaction. In the spin-off, Viad will distribute to its stockholders all of the issued and outstanding shares of common stock of MoneyGram International, Inc., resulting in the separation of our payment services business from our remaining businesses, which include convention and event services, exhibit design and construction and travel and recreation services businesses. We expect that the reverse stock split would take place upon the later of approval of this proposal by stockholders or completion of the spin-off, assuming Viad's stockholders approve the reverse stock split. As a result, the reverse stock split will only affect the shares of Viad that you retain following the spin-off and will not affect the number of shares of MoneyGram that you may receive in the spin-off. Viad's then-outstanding common stock would be reduced as a result of the reverse stock split as described below.

        Completion of the spin-off is not conditioned on approval of the reverse stock split. If for any reason the spin-off does not occur, Viad will not effect the reverse stock split.

The Amendment

        The Board has unanimously adopted a resolution approving, and recommending to Viad's stockholders for their approval, a proposal to amend Article IV of our Restated Certificate of Incorporation to authorize a reverse stock split of the shares of Viad's common stock after the spin-off at a ratio of 1-for-4. The text of the proposed amendment is attached to this proxy statement as Annex B.

        The reverse stock split will reduce the number of issued shares of Viad common stock, with each four shares of Viad common stock currently issued becoming one share of Viad common stock. The total number of shares held by each stockholder will be reclassified automatically into the number of shares equal to the number held immediately before the reverse stock split divided by four, except that stockholders will receive cash in lieu of fractional shares.

        The amendment would effect the reverse stock split by reducing the number of issued and outstanding shares of Viad common stock by a ratio of 1-for-4, but would not increase the par value of the Viad common stock, and would not change the number of authorized shares of Viad common stock.

        If for any reason Viad deems it advisable to do so, the reverse stock split may be abandoned at any time prior to its effectiveness, without further action by Viad's stockholders.

        Approval of the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split requires the affirmative vote of the holders of a majority of the issued and outstanding shares of Viad's common stock as of the record date.

The Board recommends that you vote "FOR" the approval of the amendment of the Restated Certificate of Incorporation effecting the reverse stock split.

Purpose of Reverse Stock Split Amendment

        The Board recognizes that a significant component of Viad's current business will be distributed in the spin-off, and, consequently, the spin-off will change the assets and market value of Viad. The Board believes that, in light of Viad's changed asset level once the spin-off is completed, Viad should reduce its shares outstanding and thereby increase the per share market value of Viad's shares.

        The payment services business, which will be separated from Viad after the spin-off, accounted for approximately 51% of Viad's revenues and 67.5% of Viad's operating income in 2003. Because the payment services business will no longer form a part of Viad after the spin-off, we expect that the market price per share of Viad's common stock after the spin-off will be significantly lower than the market price per share of Viad's common stock prior to the spin-off. The Board believes that the expected market price of Viad's common stock after the spin-off may be at a level that impairs our common stock's acceptability to institutional investors, professional investors and other members of the investing public. Many institutional and other investors look upon stock trading at low prices as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. Further, various brokerage house policies and practices tend to discourage individual brokers from dealing in low priced stocks. If effected, the reverse stock split would reduce the number of issued and outstanding shares of Viad's common stock. The Board believes that this reduction is likely to result in an increase in the per share trading price of our post spin-off common stock (as compared to what the post spin-off price would be if the reverse stock split were not effected).

        In addition, because broker commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the expected share price of Viad's common stock in the absence of a reverse stock split may result in individual stockholders paying transaction costs (such as commissions, markups or markdowns) that represent a higher percentage of their total share value than would be the case if our share price were substantially higher. This fact may limit the willingness of investors to purchase Viad's common stock at its expected market price. Although any increase in the market price of our common stock resulting from the reverse stock split may be proportionately less than the decrease in the number of shares outstanding, the proposed reverse stock split could result in a market price that would be sufficiently high for the shares of Viad's common stock to overcome the reluctance, policies and practices of brokerage firms and investors referred to above and to diminish the adverse impact of correspondingly higher trading commissions for the shares.

        Given the numerous factors and contingencies that could affect the trading price of Viad's common stock, however, there can be no assurance that a reduced number of common shares will result in an increase in the trading price, or that, even if the reverse stock split results in such an increase in the trading price, our stock will trade at such higher prices for a sustained period of time.

        If Viad receives the requisite approval of stockholders to effect the requisite amendment to the Restated Certificate of Incorporation, no further action on the part of the stockholders would be required to either effect or abandon the reverse stock split. If no reverse stock split is effected by the first anniversary of the Annual Meeting of Stockholders approving the reverse stock split, Viad's authority to effect the reverse stock split would terminate. The reverse stock split will not be effected unless the spin-off is also effected.

Effectiveness of the Reverse Stock Split

        The reverse stock split, if approved by Viad's stockholders, would become effective upon the filing with the Secretary of State of the State of Delaware a Certificate of Amendment to our Restated Certificate of Incorporation, as amended, in substantially the form of the amendment attached to this proxy statement as Annex B. It is expected that this filing would take place upon the later of approval of this proposal by stockholders or completion of the spin-off, assuming Viad's stockholders approve the reverse stock split. The exact timing of the filing of the Certificate of Amendment, however, would be determined by Viad based upon its evaluation as to when this action would be most advantageous to Viad and its stockholders, and Viad reserves the right to delay the Amendment for up to 12 months following stockholder approval thereof. In addition, Viad reserves the right, notwithstanding stockholder approval and without further action by the stockholders, and regardless of whether or not the spin-off occurs, to elect not to proceed with the reverse stock split if, at any time prior to the effective time of the reverse stock split, Viad, in its sole discretion, determines that a reverse stock split of Viad's common stock is no longer in the best interests of Viad and its stockholders.

        Commencing at the effective time of the reverse stock split, each common stock certificate would be deemed for all corporate purposes to evidence ownership of the reduced number of shares of Viad's common stock resulting from the reverse stock split. As soon as practicable after the effective date, stockholders would be notified as to the effectiveness of the reverse stock split and instructed as to how and when to surrender their certificates of Viad common stock. We intend to use Wells Fargo Shareowner Services as our exchange agent in effecting the exchange of certificates following the effectiveness of the reverse stock split.

        YOU SHOULD NOT SEND YOUR STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE A LETTER OF TRANSMITTAL FROM OUR EXCHANGE AGENT. IF THE COMPANY DECIDES TO EFFECT THE REVERSE STOCK SPLIT, A LETTER OF TRANSMITTAL WILL BE MAILED TO YOU SOON AFTER THE REVERSE STOCK SPLIT BECOMES EFFECTIVE.

Fractional Shares

        We do not intend to issue fractional shares in connection with the reverse stock split. Stockholders that otherwise would be entitled to receive fractional shares because the number of shares of Viad common stock they hold is not evenly divisible by the reverse split ratio will be entitled, upon surrender to our exchange agent of certificates representing such shares, to cash payments in lieu of the fractional shares to which the stockholders would otherwise be entitled. The cash payments for the fractional shares will be the proportionate portions of the net proceeds from the sale by the exchange agent of aggregated fractional Viad shares on behalf of all holders of such fractional shares. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except for the right to receive the cash payment.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Viad is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time of the reverse stock split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by Viad or its exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Effects of Reverse Stock Split

  General.

        Pursuant to the reverse stock split, each holder of four shares of Viad common stock as of the effective time of the reverse stock split would become the holder of one share of Viad common stock after the spin-off and upon effectiveness of the reverse stock split.

        Although the reverse stock split would not, by itself, impact Viad's assets or prospects, the reverse stock split could result in a decrease in the aggregate market value of Viad's equity capital. The reverse stock split may affect the liquidity of the common stock because of the reduced number of shares outstanding after the reverse stock split. Also, if approved and implemented, the reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of Viad common stock. Odd-lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares. The Board believes, however, that these risks are outweighed by the benefits of the reverse stock split.

        There will be no change in the terms of the common stock as a result of the reverse stock split. After the reverse stock split, the shares of common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the currently issued common stock now authorized. Because no fractional shares of common stock will be issued, any stockholder that owns fewer than four shares of common stock will cease to be a stockholder at the effective time. It is not anticipated that the reverse stock split will result in any material reduction in the number of holders of common stock. Each stockholder's percentage ownership of the common stock will not be altered except for the effect of eliminating fractional shares.

  Options and Restricted Stock.

        If the reverse stock split is implemented, outstanding and unexercised options to purchase shares of Viad common stock (after any adjustments as a result of the spin-off) would be adjusted by decreasing the number of shares underlying the option and increasing the exercise price proportionately, except that if the number of shares would otherwise include a fractional share, the number of shares will be rounded down to the nearest whole share. Outstanding restricted stock awards will be similarly adjusted, in the same manner as other outstanding shares of our common stock. In addition, the number of shares of common stock that remain available for issuance under the 1997 Viad Corp Omnibus Incentive Plan, as amended, will be reduced by the same ratio as the reverse stock split.

  Rights Agreement.

        If Viad effects the reverse stock split, each common share outstanding after the reverse stock split would have one preferred share purchase right (a "Right") attached to it. Section 11(n) of the Rights Agreement, dated as of February 8, 2002, between Viad and Wells Fargo Bank Minnesota, N.A. (the "Rights Plan") provides that the number of one one-hundredths of a share of Junior Participating Preferred Stock, par value $0.01 per share, of Viad (a "Preferred Share") purchasable upon exercise of each Right would be multiplied by four (i.e., instead of each Right entitling the holder to buy one one-hundredth of a Preferred Share, each Right would entitle the holder to buy four one-hundredths of a Preferred Share). In addition, pursuant to Section 23(a) of the Rights Plan, the redemption price of each Right would be increased from $0.01 to $0.04. The exercise price is not adjusted. Since the number of outstanding Rights is reduced by three-fourths as a result of the reverse stock split, the aggregate exercise price of the Rights remains constant and, correspondingly, the aggregate exercise price of the Rights held by each holder also remains constant.

  $4.75 Preferred Stock.

        If the spin-off occurs, all issued and outstanding shares of $4.75 Preferred Stock of Viad, of which there were 328,352 as of March 12, 2004, will be redeemed and retired prior to the spin-off, with these shares not to be reissued as $4.75 preferred stock, instead reverting to being authorized but unissued preferred stock. Thus, at the time that the reverse stock split would be effected, Viad would have no shares of $4.75 Preferred Stock outstanding.

  Shares of Common Stock Issued and Outstanding or Held as Treasury Shares.

        Viad is currently authorized to issue a maximum of 200,000,000 shares of common stock. As of March 12, 2004, there were 99,739,925 shares of common stock issued and outstanding, or held as treasury shares. Although the number of authorized shares of common stock would not change as a result of the reverse stock split, the number of shares of common stock issued and outstanding, or held as treasury shares, would be reduced to a number that would be approximately equal to the number of shares of common stock issued and outstanding, or held as treasury shares, immediately prior to the effectiveness of the reverse stock split, divided by four.

        With the exception of the number of shares issued and outstanding, or held as treasury shares, the rights and preferences of the shares of common stock prior and subsequent to the reverse stock split would remain the same. Holders of Viad common stock will have no preemptive or other subscription rights. After the effectiveness of the reverse stock split, it is not anticipated that the financial condition of Viad, the percentage ownership of management, the number of stockholders, or any aspect of Viad's business would materially change as a result of the reverse stock split.

        Viad common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result, after the spin-off, Viad will continue to be subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the registration of Viad common stock under the Exchange Act.

  Increase in Shares of Common Stock Available for Future Issuance.

        As a result of the reverse stock split, there would be a reduction in the number of shares of Viad common stock issued and outstanding, or held as treasury shares, and, given the 99,739,925 shares issued and outstanding as of March 12, 2004, there would be an associated increase from 100,260,075 to 175,065,019 in the number of authorized shares that would be unissued and available for future issuance after the reverse stock split. These shares could be used for any proper corporate purpose approved by the Board including, among others, future financing transactions. Presently, Viad has no plans, proposals, arrangements or understandings to issue any of the additional shares of common stock that will become available as a result of the reverse stock split.

        Because the reverse stock split would increase the number of shares available for issuance, the reverse stock split could be construed as having an anti-takeover effect, since Viad could use the increased available shares to frustrate persons seeking to effect a takeover or otherwise gain control of Viad. For example, Viad could use the additional authorized but unissued shares to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of Viad's independent stockholders.

  Federal Income Tax Consequences.

        The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This discussion is based on the Internal Revenue Code, as amended (the "Code"), the Treasury Regulations promulgated thereunder, judicial opinions, published positions of the Internal Revenue Service, and all other applicable authorities as of the date of this document, all of which are subject to change (possibly with retroactive effect). This discussion is for general information only and does not describe all of the tax consequences that may be relevant to a holder in light of such holder's particular circumstances or to holders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their Viad common stock as compensation). In addition, this summary is limited to stockholders that hold their Viad common stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Accordingly, each Viad stockholder is strongly urged to consult with a tax adviser to determine the particular federal, state, local or foreign income or other tax consequences to such holder of the reverse stock split.

        Subject to the discussion below relating to the receipt of cash instead of fractional share interests, we believe that the U.S. federal income tax consequences of the reverse stock split generally are as follows:

  •
  No gain or loss would be recognized by Viad upon the reverse stock split;

  •
  No gain or loss would be recognized by a stockholder upon the reverse stock split, except with respect to cash received instead of fractional share interests;

  •
  The aggregate adjusted basis of the shares of Viad common stock held by a stockholder following the reverse stock split (including any fractional share interest deemed received and redeemed as described below) would be equal to such stockholder's aggregate adjusted basis in Viad common stock held immediately prior to the reverse stock split;

  •
  The holding period of Viad common stock held by a stockholder following the reverse stock split would include the holding period of the shares of Viad common stock held immediately prior to the reverse stock split.

        Viad will not issue any fractional share interests in the reverse stock split. Instead of fractional share interests, each Viad stockholder that would otherwise have been entitled to receive a fractional share interest will receive a cash payment from an exchange agent who will aggregate and sell all fractional interests. A Viad stockholder who receives cash instead of a fractional share of Viad common stock will be treated as having received the fractional share and then as having exchanged the fractional share for cash in a redemption by Viad subject to Section 302 of the Code. As a result, a Viad stockholder will generally recognize taxable gain or loss for U.S. federal income tax purposes based upon the difference between the amount of cash received by such stockholder and the stockholder's adjusted tax basis in the fractional share as set forth above. The gain or loss will generally constitute capital gain or loss and will constitute long-term capital gain or loss if the stockholder's holding period is greater than one year as of the date of the reverse stock split. Long-term capital gain of a non-corporate holder is generally subject to tax at a maximum federal income tax rate of 15%. The deductibility of capital losses is subject to limitations.

        The foregoing relates only to federal income tax consequences of the reverse stock split, and has no relationship to tax consequences related to the spin-off of MoneyGram International, Inc. Viad has received a favorable private letter ruling from the Internal Revenue Service advising, among other things, that the proposed spin-off will qualify as tax-free to Viad and its stockholders.

  No Appraisal Rights.

        No appraisal rights are available under the Delaware General Corporation Law or under our Restated Certificate of Incorporation, as amended, or By-Laws, as amended, to any stockholder who dissents from the proposal to approve the amendment to our Restated Certificate of Incorporation to effect the reverse stock split.

Recommendation of Board of Directors

        The Board recommends a vote "FOR" the proposal to amend our Restated Certificate of Incorporation in order to effect a reverse stock split of the shares of our common stock issued and outstanding, or held as treasury shares. Viad reserves the right to abandon the proposed amendment without further action by the stockholders at any time prior to the filing of the amendment with the Delaware Secretary of State notwithstanding authorization of the proposed amendment by our stockholders.

PRINCIPAL ACCOUNTING FIRM

Fees and Services of Principal Accounting Firm

        The following is a summary of the aggregate fees billed to Viad by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche LLP") for professional services rendered for the fiscal years ended December 31, 2003 and 2002.

Fee Category	Fiscal 2003 Fees ($)	Fiscal 2002 Fees ($)
Audit Fees[1]	1,727,000	1,661,000
Audit-Related Fees[2]	931,000	254,000
Tax Fees[3]	142,000	238,000
All Other Fees[4]	39,000	50,000
Total Fees	2,839,000	2,203,000

1
Audit Fees.    Consists of fees billed for professional services rendered for the audits of Viad's financial statements for the fiscal years ended December 31, 2003 and 2002, and for review of the financial statements included in Viad's Quarterly Reports on Form 10-Q for those fiscal years.

2
Audit-Related Fees.    Consists of fees billed for services rendered to Viad for audit-related services, which generally include fees for audit and review services in connection with a proposed spin-off transaction, separate audits of employee benefit and pension plans, and ad hoc fees for consultation on financial accounting and reporting standards.

3
Tax Fees.    Consists of fees billed for services rendered to Viad for tax services, which generally include fees for corporate tax planning, consultation and compliance.

4
All Other Fees.    Consists of fees billed for all other services rendered to Viad, which generally include fees for consultation regarding computer system controls and human capital consultations. No services were performed related to financial information systems design and implementation for the fiscal years ended December 31, 2003 and 2002.

        None of the "audit-related," "tax" and "all other" services in 2003, as defined above, were approved by the Audit Committee in reliance on the de minimus exception to the preapproval requirements under federal securities laws and regulations.

Pre-Approval of Services of Principal Accounting Firm

        The Audit Committee's written policy is to pre-approve all audit and permissible non-audit services provided by Viad's principal accounting firm (independent auditor), which is Deloitte & Touche LLP. These services may include audit services, audit-related services, tax services and other permissible non-audit services. Any service incorporated within the independent auditor's engagement letter, which is approved by the Audit Committee, is deemed pre-approved. Any service identified as to type and estimated fee in the independent auditor's written annual service plan, which is approved by the Audit Committee, is deemed pre-approved up to the dollar amount provided in such annual service plan.

        During the year, the principal accounting firm also provides additional accounting research and consultation services required by, and incident to, the audit of Viad's financial statements and related reporting compliance. These additional audit-related services are pre-approved up to the amount approved in the annual service plan approved by the Audit Committee. The Audit Committee may also pre-approve services on a case-by-case basis during the year, or the Chairman of the Audit Committee may give such pre-approval in writing on behalf of the Audit Committee. The Chairman reviews his pre-approvals with the full Audit Committee not later than at the committee's next meeting.

        The Audit Committee's approval of proposed services and fees are noted in the meeting minutes of the Audit Committee and/or by signature of the Audit Committee on the engagement letter. The principal accounting firm of Viad and management are periodically requested to summarize the principal accounting firm services and fees paid to date, and management is required to report whether the principal accounting firm's services and fees have been pre-approved in accordance with the required pre-approval process of the Audit Committee.

Non-Audit Services

        The Audit Committee of the Board of Directors has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining auditor independence.

PROPOSAL 4: SELECTION OF INDEPENDENT AUDITORS

        The following resolution concerning the appointment of independent auditors will be offered at the meeting:

    RESOLVED, that the appointment of Deloitte & Touche LLP to audit the accounts of the Corporation and its subsidiaries for the fiscal year 2004 is hereby ratified and approved.

        Deloitte & Touche LLP has audited our accounts and those of our subsidiaries for many years. The Board appointed them as our independent auditors for 2004, upon recommendation of our Audit Committee. Viad anticipates that a representative of Deloitte & Touche LLP will attend the meeting, respond to appropriate questions, and be afforded the opportunity to make a statement.

The Board recommends that you vote "FOR" the approval of the appointment of Deloitte & Touche LLP as Viad's independent auditors for 2004.

VOTING PROCEDURES/REVOKING YOUR PROXY

Voting Procedures

        Directors must receive a plurality of the shares present and voting in person or by proxy, in order to be elected. A plurality means receiving the largest number of votes, regardless of whether that is a majority. All matters other than the election of directors submitted to you at the meeting will be decided by a majority of the votes cast on the matter, except as otherwise provided by law or our Certificate of Incorporation or Bylaws. You may not cumulate votes.

        Stockholders who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Stockholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum, plurality or majority for that proposition.

        If you are a participant in a 401(k) plan of Viad or one of its subsidiaries and/or the Viad Corp Employees' Stock Ownership Plan Trust (ESOP Plan), your proxy will serve as a voting instruction to the respective Trustee. In a 401(k) plan or in the ESOP Plan, if no voting instructions are received from a participant, the Trustees will vote those shares in accordance with the majority of shares voted in such Plans for which instructions were received or in the discretion of such Trustees as their fiduciary duty may require.

        Your proxy will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned signed proxy will be voted as noted on the first page of this proxy statement.

Revoking Your Proxy

        Proxies may be revoked if you:

  •
  Deliver a signed, written revocation letter, dated later than the proxy, to Scott E. Sayre, Vice President-General Counsel and Secretary, at our Phoenix address first listed on page 1 above.

  •
  Deliver a signed proxy, dated later than the first one, to Viad Corp; c/o Shareowner Services; P.O. Box 64873; St. Paul, Minnesota 55164-0873.

  •
  Attend the meeting and vote in person rather than by proxy. Your attendance at the meeting will not revoke your proxy unless you choose to vote in person.

Solicitation of Proxies

        The cost of solicitation will be borne by Viad. Solicitation of proxies will be made primarily through the use of the mails, but regular employees of Viad may solicit proxies personally, by telephone or otherwise. Viad has retained Georgeson Shareholder, Inc. to assist it in connection with the solicitation at an estimated fee of $9,000, plus out-of-pocket expenses. Viad will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of shares.

SUBMISSION OF STOCKHOLDER PROPOSALS,
DIRECTOR NOMINATIONS AND OTHER INFORMATION

        From time to time stockholders present proposals and director nominations which may be proper subjects for inclusion in the proxy statement and form of proxy for consideration at the Annual Meeting of Stockholders. To be considered in the proxy statement or at an annual or special meeting, proposals and director nominations must be submitted on a timely basis, in addition to meeting other legal requirements. Viad must receive proposals and nominations for the 2005 Annual Meeting of Stockholders no later than December 1, 2004, for possible inclusion in the proxy statement, or between January 11 and February 10, 2005, for possible consideration at the meeting, which is expected to be held on Tuesday, May 10, 2005. Proposals, director nominations, or related questions should be directed in writing to the undersigned at the address first listed on page 1 above.

OTHER BUSINESS

        The Board of Directors knows of no other matters to be brought before the meeting. If any other business should properly come before the meeting, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

        A copy of Viad's 2003 Annual Report filed with the Securities and Exchange Commission is enclosed herewith. You may also obtain our other SEC filings and certain other information concerning Viad through the Internet at www.sec.gov and www.viad.com, respectively. (Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.)

                      By Order of the Board of Directors

                      SCOTT E. SAYRE
                       Vice President-General Counsel and Secretary

PLEASE VOTE — YOUR VOTE IS IMPORTANT

Annex A

Categorical Standards for Determining Independence of Directors

1.
Employees of Corporation.    No director who is employed by, or whose immediate family member is an executive officer of, the Corporation or its affiliates will be considered independent until five years after the end of such employment relationship.

2.
Employees of Auditors.    No director who, or whose immediate family member, is employed by or affiliated with the Corporation's independent auditor will be considered independent until five years after the end of such affiliation or employment.

3.
Compensation.    No director who, or whose immediate family member is an executive officer of the Corporation or its affiliates, receives more than $60,000 per year in direct compensation from the Corporation or its affiliates (other than director and committee fees, and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service) will be considered independent until five years after he or she ceases to receive more than $60,000 per year in such compensation.

4.
Interlocking Relationships.    No director who, or whose immediately family member, has an interlocking relationship, as defined by the rules of the Securities and Exchange Commission, between any member of the Corporation's Human Resources Committee or Corporate Governance and Nominating Committee and any executive officer of the Corporation will be considered independent until five years after the end of the relationship.

5.
Voting Power.    No director who directly or indirectly, through any contract, arrangement, understanding, family or business relationship or otherwise, has or shares beneficial ownership of more than 10% of any class of voting equity securities of the Corporation will be considered independent.

6.
Independence of Audit Committee Members.    No director who serves as a member of the Audit Committee of the Corporation's Board of Directors will be considered independent if he or she (a) accepts directly or indirectly any consulting, advisory, or other compensatory fee from the Corporation or its affiliates (other than director and committee fees, and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service); or (b) is an affiliated person of the Corporation or its affiliates.

7.
Commercial or Charitable Relationships.    The following commercial or charitable relationships will not be considered to be material relationships that would impair a director's independence:

(a)
if the director is an executive officer or employee, or whose immediate family member is an executive officer, of another company that does business with the Corporation and/or its affiliates and the annual sales to, or purchases from, the Corporation and/or its affiliates are less than the greater of $1.0 million or 1% of the other company's annual consolidated gross revenues;

(b)
if the director is an executive officer of another company which is indebted to the Corporation, or to which the Corporation is indebted, and the total amount of either company's indebtedness to the other is less than 1% of the total consolidated assets of the company that he or she serves as an executive officer; or

(c)
if the director serves as an officer, director or trustee of a charitable organization, and (1) the Corporation's annual charitable contributions to the organization are less than the greater of $200,000 or 1% of that organization's total annual charitable receipts. (The Corporation's automatic matching of director charitable contributions will not be included in the amount of the Corporation's contributions for this purpose.)

Whether directors meet these categorical independence tests will be reviewed annually by the Board. For relationships not covered by the standards in paragraph 7 above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the categorical standards set forth above.

A-1

Annex B

Certificate of Amendment
of the
Restated Certificate of Incorporation of Viad Corp

        Viad Corp (the "Corporation"), a corporation organized and existing under and by virtue of the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

          FIRST: That, in accordance with the provisions of Sections 141 and 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions setting forth the following amendment to the Restated Certificate of Incorporation of the Corporation (the "Amendment"), declaring the Amendment to be advisable and calling for the submission of the proposed Amendment to the stockholders of the Corporation for their consideration thereof. The resolution setting forth the proposed amendment is as follows:

            RESOLVED, that, in order to effect a reverse split of the Corporation's common stock, the Board of Directors declares that it is advisable to amend Article IV of the Restated Certificate of Incorporation of the Corporation, upon approval by the requisite vote of the holders of the common stock of the Corporation, by adding the following at the end of Paragraph A of Article IV:

      "Without regard to any other provision of the Restated Certificate of Incorporation of the Corporation, as the same may be amended from time to time, effective as of [             ], New York City time, on the date of the filing of this Amendment to the Certificate of Incorporation of this Corporation in the office of the Secretary of State of Delaware (the "Effective Time"), each four shares of common stock, par value one dollar and fifty cents ($1.50) per share (the "Old Common Stock"), of the Corporation issued and outstanding or held as treasury shares immediately prior to the Effective Time, shall, automatically and without any action on the part of the respective holders thereof, be reclassified, combined and converted into one (1) share of common stock, par value one dollar and fifty cents ($1.50) per share (the "New Common Stock"), of the Corporation.

      "Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, each holder of record of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock would be entitled, upon surrender of certificates representing such shares, to cash payments in lieu of the fractional shares to which the stockholders would otherwise be entitled. The cash payments for the fractional shares shall be the proportionate portions of the net proceeds from the sale of aggregated fractional Viad shares on behalf of all holders of such fractional shares. The ownership of a fractional interest shall not give the holder any voting dividend or other rights, except for the right to receive cash payment. Whether or not the reverse stock split provided above would result in fractional shares for a holder of record shall be determined on the basis of the total number of shares of Old Common Stock held by such holder of record at the time the reverse stock split occurs.

      "Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such

B-1

      certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall be entitled to receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph. The New Common Stock issued in this exchange shall have the same rights, preferences and privileges as the Common Stock (as defined above)."

          SECOND: That the Amendment was submitted for stockholder approval and that at the annual meeting of stockholders of the Corporation held on May 11, 2004, a majority of the outstanding stock of the Corporation entitled to vote as a class voted to approve the foregoing amendment in accordance with the provisions of the Restated Certificate of Incorporation of the Corporation and the DGCL.

          THIRD: That the Amendment was duly approved and adopted in accordance with the applicable provisions of Section 242 of the DGCL.

          FOURTH: That the Amendment shall be effective as of [    ] New York City time on the date this Certificate of Amendment is filed and accepted by the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by                          , its             , and attested to by             , its             , and dated as of this             day of             , 2004.

VIAD CORP
By:

Name:

Title:

B-2

VIAD CORP

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 11, 2004
9:00 a.m. Mountain Standard Time

The Ritz-Carlton Phoenix — Ballroom
2401 East Camelback Road
Phoenix, Arizona 85016

VIAD CORP 1850 North Central Avenue Phoenix, Arizona 85004	PROXY

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, May 11, 2004.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Robert H. Bohannon and Judith K. Hofer, and each of them, as attorneys and proxies, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

It is important that you vote, sign and return your proxy as soon as possible, whether or not you plan on attending the meeting.

See reverse for voting instructions.

COMPANY #

There are two ways to vote your Proxy:

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK *** EASY *** IMMEDIATE

•
Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. Central Time on Monday, May 10, 2004.

•
Please have your proxy card and the last four digits of your Social Security Number available.

•
Follow the simple instructions the Voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Viad Corp, c/o Shareowner Services™, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card.

* Please detach here *

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1.	Election of directors:	01 Jess Hay 02 Linda Johnson Rice 03 Albert M. Teplin 04 Timothy R. Wallace	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Approve amendment of the 1997 Viad Corp Omnibus Incentive Plan.	☐	For	☐	Against	☐	Abstain
3.	Consider and vote upon a proposal to amend Viad's Restated Certificate of Incorporation to effect a reverse stock split after completion of the spin-off of MoneyGram International, Inc.	☐	For	☐	Against	☐	Abstain
4.	Ratify and approve the appointment of Deloitte & Touche LLP as our independent auditors for 2004.	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box Indicate changes below:	☐	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

QuickLinks

Viad Tower Phoenix, Arizona 85004
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT
PROPOSAL 1: ELECTION OF DIRECTORS
ANTICIPATED SPIN-OFF AND CHANGES TO BOARD OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF VIAD
AUDIT COMMITTEE REPORT
HUMAN RESOURCES COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE GRAPH
EXECUTIVE COMPENSATION AND OTHER INFORMATION
PROPOSAL 2: APPROVAL OF AMENDMENT OF 1997 VIAD CORP OMNIBUS INCENTIVE PLAN
PROPOSAL 3: APPROVAL OF REVERSE STOCK SPLIT
PRINCIPAL ACCOUNTING FIRM
PROPOSAL 4: SELECTION OF INDEPENDENT AUDITORS
VOTING PROCEDURES/REVOKING YOUR PROXY
SUBMISSION OF STOCKHOLDER PROPOSALS, DIRECTOR NOMINATIONS AND OTHER INFORMATION
OTHER BUSINESS
Categorical Standards for Determining Independence of Directors
Certificate of Amendment of the Restated Certificate of Incorporation of Viad Corp